ARTICLES OF INCORPORATION
                                       OF
                         VISTA FINANCIAL SERVICES, INC.

     The undersigned, acting as incorporators of a corporation for profit under the laws of the State of Arizona, hereby adopt the following Articles of
Incorporation:

                                   ARTICLE I
                         VISTA FINANCIAL SERVICES, INC.

     The name of the corporation is VISTA FINANCIAL SERVICES, INC., 2319 West Lobo Avenue, Mesa, Arizona 85202.

                                   ARTICLE II
                                    PURPOSES

     The purpose for which this corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the laws of the State of Arizona, as they may be amended from time to time.

                                  ARTICLE III
                                INITIAL BUSINESS

     The corporation initially intends to conduct the business of secondary market mortgage loan brokerage and consulting.

                                   ARTICLE IV
                               AUTHORIZED CAPITAL

     The corporation shall have authority to issue one million (1,000,000) shares of non-assessable common stock, having no par value.

                                   ARTICLE V
                                PREEMPTIVE RIGHTS

     The holders from time to time of the common stock of the corporation shall have preemptive rights as to the common stock then or thereafter authorized to be issued, including treasury stock. No resolution of the Board of Directors authorizing the issuance of stock to which preemptive rights shall attach may require such rights to be exercised within less than sixty (60) days.

                                   ARTICLE VI
                            STOCK RIGHTS AND OPTIONS

     The corporation may issue rights and options to purchase shares of stock of the corporation to any person, including directors, officers, or employees of the corporation or of any affiliate thereof, and no shareholder approval or ratification of any such issuance of rights and options shall be required.

                                  ARTICLE VII
                                 STATUTORY AGENT

     The name and address of the initial statutory agent of the corporation shall be:

                        Garry N. Keister
                        Rawlins, Burrus & Lewkowitz, P.C.
                        2300 Valley Bank Center
                        Phoenix, Arizona  85073

                                  ARTICLE VIII
                               BOARD OF DIRECTORS

     The initial Board of Directors shall consist of two (2) directors. The persons who will serve as directors until the first annual meeting of shareholders or until their successors are elected and qualify are:

                        Robert T. Boley
                        2319 West Lobo Avenue
                        Mesa, Arizona

                        Janet M. Boley
                        2319 West Lobo Avenue
                        Mesa, Arizona

                                   ARTICLE IX
                               NUMBER OF DIRECTORS

     The number of persons to serve on the Board of Directors shall be fixed by the bylaws.

                                   ARTICLE X
                                   MANAGEMENT

     The business and affairs of the corporation shall be managed by the Board of Directors.

                                   ARTICLE XI
                                  INCORPORATORS

     The incorporators of the corporation are:

                        Robert T. Boley
                        2319 West Lobo Avenue
                        Mesa, Arizona

                        Janet M. Boley
                        2319 West Lobo Avenue
                        Mesa, Arizona

All powers, duties and responsibilities of the incorporators shall cease at the time of delivery of these Articles of Incorporation to the Arizona Corporation Commission for filing.

                                  ARTICLE XII
                        DISTRIBUTION FROM CAPITAL SURPLUS

     The Board of Directors of the corporation may, from time to time, distribute a pro-rata basis to its shareholders out of the capital surplus of the corporation a portion of its assets, in cash or property.

                                  ARTICLE XIII
                          INDEMNIFICATION OF OFFICERS,
                         DIRECTORS, EMPLOYEES AND AGENTS

     To the extent permitted by law, the corporation may indemnify any person who incurs any loss, cost or expense by reason of the fact such person is or was an officer, director, employee or agent of the corporation and such indemnification for an officer or director shall be mandatory in all circumstances in which indemnification is permitted by the laws of Arizona.

                                  ARTICLE XIV
                              REPURCHASE OF SHARES

     The Board of Directors of the corporation may, from time to time, cause the corporation to purchase its own shares to the extent of the unreserved and unrestricted earned and capital surplus of the corporation.

                                   ARTICLE XV
                                    DIVIDENDS

     The Board of Directors may authorize the payment of dividends to the holders of shares of any class of stock payable in shares of any other class.

     IN WITNESS WHEREOF, we, the undersigned, have hereunto signed our names this 18th day of July, 1983.


                                        /s/ Robert T. Boley
                                        ----------------------------------------
                                        Incorporator


                                        /s/ Janet M. Boley
                                        ----------------------------------------
                                        Incorporator

                              ARTICLES OF AMENDMENT
                                       OF
                         VISTA FINANCIAL SERVICES, INC.

1.   The name of the corporation is Vista Financial Services, Inc.

2. The Articles of Incorporation are amended to change the name of the corporation to Creative Vistas, Inc.

3. This name change is made pursuant to a plan of reorganization approved by an Amended Order Confirming Debtor's Modified Plan of Reorganization of the Honorable George B. Nielsen, Jr. dated November 27, 1996 in the United States Bankruptcy Court, District of Arizona, In re: Vista Financial Services, Inc., No. 93-95704-GBN.

4. The United States Bankruptcy Court, District of Arizona had jurisdiction of the proceeding under the provisions of Chapter 11 of the United States Bankruptcy Code.

5. No other provisions of the corporate articles are amended and all other provisions remain in full force and effect.

     DATED February 12, 1997.

                                        /s/ Ronald E. Warnicke
                                        ----------------------------------------
                                        Ronald E. Warnicke
                                        Secretary